UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2014
Date of Report (Date of earliest event reported)

TECHNOLOGIES SCAN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Wayzata Blvd. Suite 700 St. Louis Park, Minnesota 55416	55416
(Address of principal executive offices)	(Zip Code)

(612) 296-7305
Registrant’s telephone number, including area code

77, 52nd Avenue
St.-Hippolyte, Quebec, Canada J8A 3L3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 11, 2014, the Board of Directors of Technologies Scan Corp., a Nevada corporation (the “Corporation”), authorized the execution of that certain securities exchange agreement dated March 11, 2014 (the "Securities Exchange Agreement") among  the Corporation, PetVivo Inc., a Minnesota corporation ("PetVivo"), and the shareholders of PetVivo who hold of record the total issued and outstanding shares of common stock of PetVivo (the “PetVivo Shareholders”). In accordance with the terms and provisions of the Securities Exchange Agreement, the Corporation shall acquire all of the issued and outstanding shares of stock of PetVivo from the PetVivo Shareholders, thus making PetVivo its wholly-owned subsidiary, in exchange for the issuance to the PetVivo Shareholders of an aggregate 2,310,939,804 shares of its restricted common stock of the Corporation.

Therefore, effective on March 11, 2014, the Board of Directors approved the issuance of an aggregate 2,310,939,804 shares of its restricted common stock to the PetVivo Shareholder in accordance with the terms and provisions of the Securities Exchange Agreement. The shares of common stock were issued at $0.001 per share. The shares of common stock were issued to five United States residents in reliance on Section 4(2) and Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The securities have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The PetVivo Shareholders acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Corporation's management concerning any and all matters related to acquisition of the securities.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 11, 2014 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. As of the date of this Current Report, there are 2,458,396,480 shares of common stock issued and outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common Stock	John Lai 5775 Wayzata Blvd. Suite 700 St. Louis Park, Minnesota 55416	1,158,936,312 shares President/CEO and Director	47.14%

Common Stock	John F. Dolan 5775 Wayzata Blvd. Suite 700 St. Louis Park, Minnesota 55416	234,560,390 shares Treasurer/CFO and Director	9.54%

Common Stock	All directors and named executive officers as a group (2 members)
	5% or Greater Beneficial Owners

Common Stock	David B. Masters 1000 Westgate Drive St. Paul, Minnesota 55114	228,783,041 shares	9.31%

Common Stock	Randall A.Meyer 1000 Westgate Drive St. Paul, Minnesota 55114	228,783,041 shares	9.31%

Common Stock	Gel-Del Technologies Inc. 1000 Westgate Drive St. Paul, Minnesota 55114	458,877,020 shares	18.71%

(1)	Percentage of beneficial ownership of our common stock is based on 2,458,396,480 shares of common stock outstanding as of March 11, 2014.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

SECTION 9  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGIES SCAN CORP.
DATE: March 17, 2014
	By:	/s/ Ghislaine St.-Hilaire
Name: Ghislaine St.-Hilaire Title: President